UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-36633	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INTRODUCTORY NOTE

On September 30, 2016, Epiq Systems, Inc. (the “Company”) completed its previously announced merger (the “Merger”) with DTI Merger Sub, Inc. (“Merger Sub”), a Missouri corporation and a wholly-owned subsidiary of Document Technologies, LLC, a Georgia limited liability company (“Parent”), pursuant to that certain Agreement and Plan of Merger, dated as of July 26, 2016, by and among the Company, Parent and Merger Sub (the “Merger Agreement”). The Company was the surviving corporation in the Merger and, upon consummation of the Merger, became a wholly-owned subsidiary of Parent.

Item 1.02. Termination of Material Definitive Agreement

On September 30, 2016, in connection with the consummation of the Merger, the Company terminated that certain Credit Agreement, dated as of August 27, 2013, by and among the Company, the domestic subsidiaries of the Company named therein as guarantors, a syndicate of banks and institutional investors as lenders, and KeyBank National Association as the LC issuer, swing line lender and administrative agent.

Item 2.01. Completion of Acquisition or Disposition of Assets

As described in the Introductory Note, on September 30, 2016, the Company completed its previously announced Merger with Merger Sub pursuant to the Merger Agreement. The Merger Agreement relates to the acquisition of the Company (through Parent) by OMERS Private Equity, the private equity arm of the OMERS pension fund (“OMERS”), and funds managed by Harvest Partners LP, a leading middle-market private equity fund (“Harvest Partners”). The Company filed a certificate of merger with the Secretary of State of the State of Missouri, pursuant to which Merger Sub was merged with and into the Company at the effective time of the Merger (the “Effective Time”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, at the Effective Time:

•	each outstanding share of common stock of the Company (“Common Stock”) (other than shares owned by the Company, Parent or Merger Sub and dissenting shareholders who properly exercised appraisal rights under Missouri law) ceased to be outstanding and was converted into the right to receive $16.50 in cash, without interest (the “Merger Consideration”);

•	each option to purchase Common Stock (whether vested or unvested) was canceled and terminated in exchange for an amount in cash equal to the product of (a) the total number of shares of Common Stock subject to such Company stock option and (b) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock subject to such stock option; and

•	each restricted stock award became fully vested with respect to the full number of shares subject to the restricted stock award and was converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares subject to the award determined in the case of performance-based restricted stock units by applying a 100% (target) vesting percentage.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent. The total amount of funds required to complete the Merger and related transactions (including payment of the Company’s indebtedness) and pay related fees and expenses was approximately $1.1 billion, which was funded through a combination of equity contribution from OMERS and funds affiliated with Harvest Partners and proceeds from Parent’s debt financing.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 27, 2016, and which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 30, 2016, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and requested that NASDAQ file a delisting application with the SEC to delist and deregister the Common Stock. NASDAQ promptly filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock. Trading of the Common Stock was suspended at the close of the trading day upon filing of such Form. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modifications to Rights of Security Holders

As described under Item 2.01 above, as a result of the Merger, each share of Common Stock outstanding at the Effective Time (other than shares owned by the Company, Parent or Merger Sub and holders who properly exercised appraisal rights under Missouri law) ceased to be outstanding and was converted into the right to receive the Merger Consideration. Holders of Common Stock that was issued and outstanding prior to the Effective Time ceased to have any rights with respect to such securities other than their right to receive the Merger Consideration, nor do they have any interest in the Company’s future earnings or growth.

Item 5.01. Changes in Control of Registrant

The information set forth under Items 2.01 and 5.02 hereof are incorporated herein by reference.

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the Merger and as contemplated by the Merger Agreement, John W. Davenport, Jr. and Edward R. James III, the directors of Merger Sub as of immediately prior to the Effective Time became the initial directors of the Company following the Merger and the directors of the Company immediately prior to the Effective Time ceased to be members of the board of directors of the Company.

In addition, in connection with the consummation of the Merger, the employment of the executive officers of the Company, other than Brad D. Scott, was terminated effective as of October 1, 2016. Brad D. Scott will become the co-chief operating officer of the combined company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Prior to the consummation of the Merger, on September 30, 2016, to respond to a formality required by the Secretary of State of Missouri, the Company filed a certificate of termination of designation to terminate the designation of its Participating Preferred Stock, Series A, none of which was issued or outstanding.

In connection with the consummation of the Merger, the articles of incorporation and the bylaws of the Company as in effect immediately prior to the Effective Time were amended and restated in their entirety in accordance with the terms of the Merger Agreement and became the articles of incorporation and bylaws, respectively, of the surviving corporation after the Merger.

A copy of the amended and restated articles of incorporation and bylaws of the Company following the Merger are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On September 30, 2016, the Company issued a joint press release with Parent announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

2.1*	Agreement and Plan of Merger, dated as of July 26, 2016, by and among Document Technologies, LLC, DTI Merger Sub, Inc. and Epiq Systems, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 27, 2016)

3.1	Amended and Restated Articles of Incorporation of Epiq Systems, Inc.

3.2	Amended and Restated Bylaws of Epiq Systems, Inc.

99.1	Press Release, dated September 30, 2016

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: September 30, 2016

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chief Executive Officer